SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 April 11, 2007

                          GALES INDUSTRIES INCORPORATED
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                        000-29245                  20-4458244
     State of                        Commission                 IRS Employer
     Incorporation                   File Number                I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

      On April 16, 2007, Gales Industries Incorporated, a Delaware corporation ("we" or the "Company"), purchased (the "Sigma Acquisition") all of the issued and outstanding capital stock of Sigma Metals, Inc. ("Sigma"), pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 2, 2007, by and among the Company, as purchaser thereunder, and each of Carole Tate, George Elkins, and Joseph Coonan, the shareholders of Sigma and sellers thereunder (the "Sellers"). A more detailed description of the Sigma Acquisition is set forth below under the heading "Item 2.01--Completion of Acquisition or Disposition of Assets." The Stock Purchase Agreement was attached as Exhibit 10.1 to our Current Report on Form 8-K, previously filed with the Securities and Exchange Commission on January 3, 2007.

      In consideration for the Sigma stock, we agreed to pay the Sellers approximately $5.0 million plus an amount equal to Sigma's earnings from January 1, 2006, to the Closing Date, and up to $150,000 of the legal and accounting fees incurred by the Sellers (as further described below). The purchase price was paid in a combination of cash and by our issuance to the Sellers of Promissory Notes (as defined below under the heading "Item 1.01--Entry into a Material Definitive Agreement") and restricted shares of our common stock. The cash portion of the purchase price was raised through a private equity offering to qualified investors (as further described below under the heading "Item 1.01--Entry into a Material Definitive Agreement") of our Series B Preferred Stock (as defined below under the heading "Item 1.01--Entry into a Material Definitive Agreement").

      Also in connection with the acquisition, Gales Industries entered into employment agreements with the principals of Sigma (as further described below under the headings "Item 1.01--Entry into a Material Definitive Agreement").

Item 1.01 Entry into a Material Definitive Agreement.

Private Equity Financing -- Series B Convertible Preferred Stock.

      In connection with the Sigma Acquisition, we raised gross proceeds of approximately $5 million in a private offering through the issuance of our Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") to "accredited investors," as that term is defined in Rule 501 under Regulation D (the "Investors"). The Series B Preferred Stock was subscribed to in accordance with the terms of a Securities Purchase Agreement, a copy of which was entered into by and between us and each of the Investors (the "Subscription Agreement"). A copy of the form of the Subscription Agreement is attached hereto as EXHIBIT 10.1. In addition to containing customary representations and warranties made by both the Company and the Investors, the Subscription Agreement provides for the Company to prepare and file a registration statement with the Securities Exchange Commission on the appropriate form under the Securities Act of 1933, as amended, to register the initial issuance or resale of the shares of our common stock issued or issuable upon conversion of the Series B Preferred Stock, as well as the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (as defined below) within 90 days of the final closing date of the private placement. The Company will use its best efforts to have the registration statement become effective, and to keep it effective for a period of three (3) years following the final closing date. If the registration statement is not filed within such 90-day period, the Company will pay a cash amount of three percent (3.0%) of the purchase price for each thirty (30) day period, or any part thereof, beyond such period, until the registration statement is filed. In addition, if the registration statement is not declared effective within 180 days of the final closing date, the Company will pay a cash amount of two percent (2.0%) of the purchase price for each thirty (30) day period, or any part thereof, beyond such 180 day period, until it is declared effective, up to an aggregate maximum amount payable of 24.0%.


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

      Pursuant to the Subscription Agreements, in consideration of $10.00 per share of Series B Preferred Stock, we issued to the Investors an aggregate of 495,500 shares of our Series B Preferred Stock. Initially, the Series B Preferred Stock is convertible into such number of shares of common stock as is determined by dividing the Original Issue Price by the conversion price in effect at the time of conversion. The conversion Price shall initially be the Average VWAP for the twenty (20) consecutive trading days prior to the original issue date. The rights and privileges of the Series B Preferred Stock are as set forth in that certain Certificate of Designation of the Relative Rights, Powers and Preferences of the Series B Convertible Preferred Stock (the "Certificate of Designation"), a copy of which is filed as EXHIBIT 4.1 hereto. A summary of our Series B Preferred Stock and the related Certificate of Designation are set forth below under the headings "Item 3.02--Unregistered Sales of Equity Securities" and "Item 3.03--Material Modification to Rights of Security Holders," and such summary is qualified in its entirety by reference to the Certificate of Designation.

Private Debt Financing -- Promissory Notes.

      In partial consideration of the Sigma capital stock, we also issued promissory notes to the Sellers as follows: a promissory note in favor of George Elkins in principal amount of $528,533; a promissory note in favor of Carole Tate in principal amount of $528,533; and a promissory note in favor of Joseph Coonan in principal amount of $27,107 (collectively, the "Promissory Notes"). In addition to other customary provisions, each of the Promissory Notes incurs interest at an annual rate of 7% and matures on April 1, 2010. This summary of the Promissory Notes is qualified in its entirety by reference to the form of Promissory Note filed herewith as EXHIBIT 10.2.

Employment Agreements.

      Also in connection with the Sigma Acquisition, we entered into employment agreements with each of the Sellers (the "Employment Agreements") to serve as executive officers of Sigma (the "Executives"). Pursuant to the Employment Agreements, George Elkins will serve Sigma as its Chief Executive Officer, Carole Tate will serve as Sigma's President and Joseph Coonan will serve as Sigma's Vice President. Under their respective Employment Agreements, Mr. Elkins and Ms. Tate each shall receive an annual base salary of $225,000, and Mr. Coonan shall receive a base salary of $150,000. In addition to other customary perquisites and benefits, under each Employment Agreement, each Executive is also entitled to an annual bonus equal to fifteen (15%) percent of the applicable base salary with respect to each fiscal year in which Sigma achieves an increase of at least five (5%) percent in operating profits over the preceding fiscal year period (the "Threshold Profits Increase"). In addition to the cash bonus, no later than 90 days after the end of each applicable fiscal year commencing with the year ended December 31, 2007, we shall grant to each executive options to purchase 100,000 shares of our common stock for each fiscal year in which we achieve the Threshold Profits Increase. The exercise price of such options will equal the average closing price of our common stock on the OTC Bulletin Board during the twenty (20) trading days immediately preceding the date as of which such options are issued. This summary is qualified in its entirety by reference to the Employment Agreements filed herewith as EXHIBIT 10.3, EXHIBIT 10.4 and EXHIBIT 10.5.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      On April 16, 2007 (the "Closing Date"), pursuant to the Stock Purchase Agreement, we closed (the "Closing") the Sigma Acquisition, by which we acquired all of the issued and outstanding capital stock of Sigma. At Closing we paid $3,988,501 in cash, and issued three Promissory Notes, one in favor of each Seller, in total principal amount of $1,084,173, and shall issue to the Sellers the number of shares of our restricted common stock equal to $1,900,00 divided by 90% of the average closing price of our common stock for the 20 trading days preceding the Closing Date as quoted by the OTC Bulletin Board. At the time of the Sigma Acquisition, Sigma had approximately $1,164,000 in debt, including approximately $250,000 owed by the Company to the Sellers, which we agreed to cause Sigma to repay and we agreed to cause to be discharged all personal guarantees of the Sellers made in connection with approximately $900,000 of such assumed debt. Upon execution of the Sigma Purchase Agreement, we paid a $150,000 performance deposit to the Seller (the "Deposit"), which was credited against the fees and expenses of the Sellers incurred by them at the closing of the Sigma Acquisition.

Item 3.02 Unregistered Sale of Equity Securities.

      The information required by this Item 3.02 is set forth above under the headings "Item 1.01--Entry into a Material Definitive Agreement" and in this
Item 3.02. All issuances of securities described therein were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

      Our board of directors authorized a series of preferred stock designated as the "Series B Convertible Preferred Stock," having a par value of $0.001 per share in an amount up to 2,000,000 shares, which shall not be subject to increase without the written consent of all of the holders of such stock. Each share of Series B Preferred Stock has an original issue price of $10.00. As of the closing of the Sigma Acquisition, we had 495,500 shares of Series B Preferred Stock issued and outstanding and 53 shareholders of record of the Series B Preferred Stock.

      The proceeds of the issuance of the Series B Preferred Stock is to be used for the Sigma Acquisition and general working capital purposes of the Company.

      Each holder of our Series B Preferred Stock has the rights, preferences and duties set forth in that the Certificate of Designation filed with the Secretary of State of the State of Delaware on April 11, 2007. The following is a summary of certain material provisions of such certificate, which summary is qualified in its entirety by reference to the Certificate of Designation filed herewith as EXHIBIT 10.2.

      Voting Rights. Generally, the holders of the Series B Preferred Stock shall be entitled to vote, on all matters in which holders of our common stock are entitled to vote, voting together with the Common Stock as a single class. The holders of the Series B Preferred Stock shall have the number of votes that they would have assuming conversion of the Series B Preferred Stock into our common stock as of the record date for the meeting of the Company's shareholders, with fractional shares being disregarded. The holders of the Series B Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of our common stock. The holders of the Series B Preferred Stock shall be entitled to vote as a separate class on the issuance of any class of equity securities which ranks equal to or senior to the Series B Preferred Stock, or to change or repeal any of the express terms of the Series B Preferred Stock.

      Dividends. Holders of the Series B Preferred Stock are entitled to cumulative preferential dividends payable quarterly, on April 1, July 1, October 1 and January 2 of each year, at the rate of 7.0% per annum, with the first dividend payable, on a pro rata basis, after the first full quarterly period following the final closing date of the offering of the Series B Preferred Stock. Dividends can be paid in cash or Series B Preferred Stock at the option of the Company. The Series B Preferred Stock payable as dividends is to be valued at the lesser of the conversion price thereof or the average of the daily "volume weighted average price for Common Stock" (the "Average VWAP") for ten
(10) consecutive trading days prior to the end of the quarter. If the average closing price for our common stock during any sixty (60) day period commencing May 1, 2010 is equal to the conversion price or less, holders of a majority of outstanding Series B Preferred Stock can elect to have dividends paid in cash for the balance of the life of the Series B Preferred Stock (the "Cash Election"). If the Company fails to honor the Cash Election, the Company must pay dividends in shares of Series B Preferred Stock (valued at the lesser of conversion price or the Average VWAP for ten (10) consecutive trading days prior to the end of the quarter) and a majority of holders of Series B Preferred Stock shall have the right to designate one (1) board member and the Company shall immediately appoint a designee and use its best efforts to cause the election of the designee for so long as twenty-five (25%) percent of the Series B Preferred Stock remains outstanding. In the further event the average closing price during the last thirty (30) day period of any quarter commencing with the first quarter three years after the end of the quarter in which the initial closing of the private offering occurs is the conversion price or less, annual dividends on Series B Preferred Stock will be automatically readjusted to ten (10.0%) percent per annum for dividends paid in cash or twelve (12.0%) percent per annum for dividends paid in Series B Preferred Stock for the balance of the period that any Series B Preferred Stock is outstanding.

      Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive cash in an amount equal to the greater of (i) (a) $10.00 per share (subject to adjustment as provided in the Certificate of Designation) plus
(b) until the date fixed for payment, any declared and accrued but unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into common stock immediately prior to the liquidation event; in each case before any distribution is made to the holders of common stock and any other junior stock, but after distribution is made to holders of senior stock (if any). If upon any such liquidation event the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and legally available funds of the Company in proportion to their respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution of the entire liquidation amount and such pari passu payments on such other class or series of stock were paid in full.

      Voluntary Conversion. Each share of Series B Preferred Stock is convertible at each holder's option into shares of Common Stock, at any time prior to the effective date of the forced conversion or redemption at the conversion price equal to the Average VWAP for twenty (20) consecutive trading days prior to the initial closing date of the private offering, subject to adjustment (the "Conversion Price"). In the event of a merger or consolidation (in which the Company is the non-surviving entity) or in the event of a sale of all or substantially all of the assets of the Company, the holders of the Series B Preferred Stock shall have a right to convert their Series B Preferred Stock into shares of Common Stock immediately prior to any such transaction at a conversion price equal to the lesser of (a) the Conversion Price or (b) the price per share of common stock paid in the change of control transaction. The Company shall not issue fractional shares of Series B Preferred Stock, such fractional amount being payable in cash.

      Forced Conversion. The Company shall have the right to force conversion of the Series B Preferred Stock into shares of its common stock at any time after issuance of the Series B Preferred Stock, provided that on the day that notice of forced conversion is given the following conditions are satisfied: (a) the issuance of the shares of common stock issued or issuable upon conversion of Series B Preferred Stock or the resale thereof have been registered pursuant to the Securities Act of 1933, as amended and such registration is then currently effective; and (b) the closing price of the common stock as listed on the Nasdaq Stock Market ("NASDAQ"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("ASE") or wherever the Company's Common Stock then trades, is at least 250% of the Conversion Price for twenty (20) trading days within a thirty
(30) consecutive trading day period. Any notice of forced conversion must be given to all holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). On the Forced Conversion Date, the Company shall pay to all registered holders of Series B Preferred Stock all accrued and unpaid dividends through and including the Forced Conversion Date.

      Redemption. The Company can redeem all of the outstanding shares of Series B Preferred Stock at any time commencing three (3) years after the final closing date of the private offering upon thirty (30) days notice at a redemption price equal to the par value plus accrued and unpaid dividends to the date of redemption (collectively, the "Redemption Price"). Holders of Series B Preferred Stock called for redemption may exercise their right to convert any or all of their shares of Series B Preferred Stock into common stock at any time prior to the close of business on the date set for redemption. After the redemption date, such holders' right to convert their shares of Series B Preferred Stock called for redemption shall cease and such holders will be entitled only to the Redemption Price for their shares of Series B Preferred Stock.


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

Item 3.03 Material Modification to Rights of Security Holders.

      The filing of our Certificate of Designation and the issuance of Series B Preferred Stock affect the holders of the our common stock to the extent provide for in the Certificate of Designation, filed as an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware on April 11, 2007. The summary of the Certificate of Designation, included above under "Item 3.02 -- Unregistered Sale of Equity Securities," is qualified in its entirety by reference to the Certificate of Designation filed herewith as
Exhibit 10.2 The additional information required to be provided in this "Item
3.03 -- Material Modification to Rights of Security Holders," is included above under such Item 3.02 and below under "Item 5.03 -- Amendments to Articles of Incorporation or Bylaws."

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

      Effective as of April 11, 2007, the date of filing, we amended our certificate of incorporation by filing with the Secretary of State of the State of Delaware our Certificate of Designation, providing for the relative rights, powers and preferences of our Series B Preferred Stock. The summary of the Certificate of Designation, included above under "Item 3.02 -- Unregistered Sale of Equity Securities," is qualified in its entirety by reference to the Certificate of Designation filed herewith as Exhibit 10.2 The additional information required to be provided in this "Item 5.03 -- Amendments to Articles of Incorporation or Bylaws," is included above under such Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Financial Statements.

      To be filed by amendment.

Exhibits.

Exhibit No.               Description
-----------               -----------

    4.1        Certificate of Designation

    10.1       Form of Subscription Agreement

    10.2       Form of Promissory Note

    10.3 Employment Agreement by and between Gales Industries Incorporated and George Elkins, dated as of April 12, 2007.

    10.4 Employment Agreement by and between Gales Industries Incorporated and Carole Tate, dated as of April 12, 2007.

    10.5 Employment Agreement by and between Gales Industries Incorporated and Joseph Coonan, dated as of April 12, 2007.



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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2007

                                       GALES INDUSTRIES INCORPORATED


                                       By: /s/ Peter Rettaliata
                                           -------------------------------------
                                           Peter Rettaliata
                                           Chief Executive Officer


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

                                  Exhibit Index

Exhibit No.               Description
-----------               -----------

    4.1        Certificate of Designation

    10.1       Form of Subscription Agreement

    10.2       Form of Promissory Note

    10.3 Employment Agreement by and between Gales Industries Incorporated and George Elkins, dated as of April 12, 2007.

    10.4 Employment Agreement by and between Gales Industries Incorporated and Carole Tate, dated as of April 12, 2007.

    10.5 Employment Agreement by and between Gales Industries Incorporated and Joseph Coonan, dated as of April 12, 2007.